Exhibit 10.2

February __, _____

Director Name
Director Address

Dear ________:

I am pleased to advise you that the shareholders approved Emerson’s Directors Restricted Stock Plan. A summary of the Plan and a copy of the complete Plan are attached hereto as Exhibit A for your reference.

Your restricted stock award under the Plan for this year will be valued at $75,000. Accordingly, your ____ restricted stock grant is ___________ shares of Emerson common stock, based upon a fair market value on February __, ____ of _________ per share.

Your award of restricted stock under the Plan will need to be reported to the Securities and Exchange Commission on a Form 4 within two business days after the award. The procedures for reporting your award are described in Exhibit B hereto.

You will not be taxed on the value of the shares until the restrictions lapse UNLESS you elect otherwise by making a Section 83(b) election. However, the dividends you receive on the shares are taxable when received. Instructions on tax reporting that are relevant to this grant and a Section 83(b) election form are attached hereto as Exhibit C.

Dividends received on your restricted shares may be automatically reinvested in additional shares of Emerson stock through Emerson’s Dividend Reinvestment Plan; however such reinvestment will not impact the taxability of your dividends. You may choose to reinvest all or only a portion of the dividends paid on your Emerson stock. No fees or commissions are charged on the automatic reinvestment of dividends. Additional information on the Dividend Reinvestment Plan can be found on the Company website (www.gotoemerson.com) under the Investor Relations tab. You may contact _______, Director Investor Relations, at _________ for an enrollment form.

If you have any questions, don't hesitate to call me at __________.

Personal regards,

Exhibit A

The principal provisions of the Restricted Stock Plan for Non-Management Directors are as follows:

  only non-management Directors are eligible to participate;
  the Corporate Governance/Nominating and Public Policy Committee will determine the portion of the annual retainer to be paid each year in restricted stock;
  the number of restricted shares will be based upon the average of the high and low trading prices for Emerson stock reported by the NYSE on the date of award;
  the restricted shares may not be transferred during your tenure on the Board and will be held by our transfer agent, Mellon Investor Services, until the restrictions lapse;
  during the restricted period, you will be entitled to receive all dividends and exercise all voting rights with respect to the restricted shares; and
  the restrictions will lapse, and the shares will vest, upon your death, disability or retirement from the Board, or upon a change in control of Emerson, or when your tenure on the Board ends for any other reason unless a majority of the members of the Corporate Governance/Nominating and Public Policy Committee determine that you have acted in a manner that is detrimental to Emerson's interests or reputation, or have failed to fulfill your responsibilities in a satisfactory manner.

[Emerson Electric Co.]
[Restricted Stock Plan for Non-Management Directors]

[incorporated by reference to Exhibit 10.1 hereto]

Exhibit B

INSTRUCTIONS FOR 2005 RESTRICTED STOCK GRANT – SEC

A.	SEC Reporting

Under SEC rules the grant to you of _____ shares of Emerson common stock on February __, _____ was an exempt transaction under Section 16(b) but is reportable under Section 16(a) on Form 4. Your Form 4 is due by close-of-business on February __, _____. We will file a Form 4 on your behalf pursuant to the power of attorney granted by you to ________. You will receive a draft of your Form 4 by e-mail or fax by the end of the day on February __, ____. You will need to review the information on the draft Form 4 immediately, paying particular attention to the column indicating your total holdings of Emerson Electric Co. common stock, and notify ______ at ____________ or by return e-mail by 10:00 a.m. CST on February __, ____ that you agree with the information on the Form or indicating any changes you believe may be required. Upon receipt of your consent to file the Form 4, we will file the Form electronically as required by the Securities and Exchange Commission, and with the New York Stock Exchange.

B.	SEC Trading Constraints

Under SEC rules this grant is an exempt transaction under SEC Rule 16(b) and will not be matchable against other transactions.

Exhibit C

RESTRICTED STOCK GRANT

TAX ELECTION INSTRUCTIONS FOR ____

The restrictions on your _________ shares of restricted stock granted February __, ____, will lapse and the shares will vest at the time you retire as a director of Emerson, or in the event of your death or disability or a change in control of Emerson while you are an Emerson director. If your tenure as a director ends for any other reason, the restrictions will lapse and the shares will vest unless a majority of the members of the Corporate Governance/Nominating and Public Policy Committee determine that you have not fulfilled your responsibilities to the Company or have acted in a manner detrimental to the Company. Because of the restrictions, the grant is generally not taxable until the shares vest, at which time they will be fully taxable to you as compensation based upon the per share value as of such date. You may, however, make a “Section 83(b)” election, in which event the shares will be fully taxable to you as current compensation based upon licy the per share value as of the date of grant. A sample Section 83 (b) election form and instructions for making the election are attached. Please note that the election must be filed with the Internal Revenue Service office where you file your return within 30 days after the date the shares are granted. (Since the shares were granted to you on February __, ____, you must file the election no later than March __, ____.)

Any dividends paid to you on such shares are taxable as ordinary income in the year of payment and will be subject to self-employment tax unless you have made a Section 83(b) election.

We recommend that you consult with your tax advisor regarding the availability of making a Section 83(b) election.

Instructions for Filing Section 83(b) Election

1.

File one copy with _______________ of Emerson Electric Co. and one copy with the Internal Revenue Service office where you file your return within 30 days after the property is transferred (the date of the Restricted Stock Grant).

2.	File one copy with your federal income tax for the taxable year with respect to which the election is being made.

Election to Include Value of Restricted Stock Grant
In Gross Income Under 83(b) of the Internal Revenue Code

The undersigned hereby elects pursuant to 83(b) of the Internal Revenue Code of 1986, as amended, to include the value of the property described below in gross income and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned are:

2.	Description of property with respect to which the election is being made: _______ (____) shares of Common Stock, par value $0.50 per share, of Emerson Electric Co.

3.	The date on which property was transferred is ___________ and the taxable year for which the election is made is ___________________.

4.	The nature of the restriction(s) to which the property is subject is:

If the service of the undersigned as a director of Emerson Electric Co. is terminated for any reason other than your retirement, death or disability or a change of control of Emerson Electric Co., and the Corporate Governance/Nominating and Public Policy Committee of Emerson Electric Co. determines that the undersigned has acted in a manner detrimental to Emerson Electric Co. or has failed to fulfill his responsibilities to Emerson Electric Co., then the undersigned shall forfeit the property back to Emerson Electric Co.

5.	Fair Market Value:

The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which, by their terms, will never lapse) is $___________ per share.

6.	Amount paid for property:

The amount paid for said property is $0.

7.	Furnishing statement to employee:

A copy of this statement has been furnished to Emerson Electric Co.

Dated: __________________